Vertex Energy, Inc.		CONTROL ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the annual meeting of stockholders
	DATE:	June 7, 2013
	TIME:	at 10:00 AM (Local Time)
	LOCATION:	Bay Oaks Country Club, 14545 Bay Oaks Blvd., Houston, Texas 77059
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/VTNR and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of materials available to you on the Internet. We encourage you to access and review all of the important information contained in the materials.  Both the Proxy and annual report are available at: https://www.iproxydirect.com/VTNR

If you want to receive a paper copy of the materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before May 23, 2013.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY
We are not soliciting proxies for this annual meeting. However, all stockholders are welcome to attend the meeting and vote in person

The purposes of this meeting are as follows:

1.The election of five directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.The Ratification of the Company’s 2013 Stock Incentive Plan;
3.The ratification of the appointment of LBB & Associates Ltd., LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013;
4.To consider an advisory vote on compensation of our named executive officers;
5.To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers; and
6.Such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials are available on the Internet. Follow the instructions below to view the materials and vote or request printed copies.

Please note – This is not a Proxy Card - you cannot vote by returning this card, we are not asking you for a proxy, and you are requested not to send us a proxy